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Exhibit 19.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	:
	:	Chapter 11 Case Nos.
:
RHYTHMS NETCONNECTIONS INC., et al.,	:	01- 14283 (BRL)
	:	through
	:	01- 14287 (BRL)
:
Debtors.	:	(Jointly Administered)
:

Quarterly Operating Statements For
The Period October 1, 2003 to February 29, 2004

Debtors
Rhythms NetConnections Inc.
Rhythms Links Inc.
Rhythms Links Inc.—Virginia
Rhythms Leasing Inc.
RCanada, Inc.
Debtors' Address
9100 E. Mineral Circle Englewood, CO 80112
	Total Disbursements:	$6,856,021
Debtors' Attorneys
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153
	Operating Profit (Loss):	$98,000

        The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information, contained therein is complete, accurate and truthful to the best of my knowledge.

Date: March 17, 2004	By	/s/ BRIAN FARLEY Brian Farley CEO

Indicate if this is an amended statement by checking here

Amended Statement

Rhythms NetConnections Inc.

Consolidated Balance Sheets

(In Thousands)

	31-Dec 2001	31-Dec 2002	31-Dec 2003	31-Jan 2004	29-Feb 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,266	$9,062	$1,853	$1,962	$1,954
Short-term investments	111,537	—	—	—	—
Restricted cash	51,854	3,834	—	—	—
Accounts receivables, net	—	—	—	—	—
Loans, interest, and other receivables, net	5,085	(58)	—	—	—
Inventory	—	—	—	—	—
Prepaid expenses and other current assets	4,590	75	40	40	40

Total current assets	178,332	12,913	1,893	2,002	1,994

Furniture, fixtures and equipment, net	6,000	—	—	—	—
Collocation fees, net	—	—	—	—	—
Investments	3,050	—	—	—	—
Other assets	3,208	2	3	3	3

TOTAL ASSETS	$190,590	$12,915	$1,896	$2,005	$1,997

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$—	$—	$—	$—	$—
Accounts payable—Trade
Prepetition Liabilities	8,318	37,935	7,212	7,215	7,215
Post Petition Liabilities	12,247
Interest payable	31,489	—	—	—	—
Accrued expenses	18,524	418	42	42	42
Other current liabilities	11,302	—	—	—	—
Senior notes payable	849,312	737,624	723,302	723,302	723,302

Total current liabilities	931,192	775,977	730,556	730,559	730,559

Long-term Deferred Installation Revenues	—	—	—	—	—

Total liabilities	931,192	775,977	730,556	730,559	730,559

Mandatorily redeemable common stock warrants	—
Mandatorily redeemable preferred stock	501,265	513,950	513,950	513,950	513,950

	1,432,457	1,289,927	1,244,506	1,244,509	1,244,509
Stockholders' deficit:
Common stock, $0.001 par value; 250,000,000 79,750,254 as of 2001 and 2002	80	80	80	80	80
Treasury stock, 156,768 as of 2001 and 2002	(472)	(472)	(472)	(472)	(472)
Additional paid-in capital	335,138	322,452	322,452	322,452	322,452
Warrants and Deferred Compensation	87,157	87,157	87,157	87,157	87,157
Accumulated deficit, prior year	(825,800)	(1,663,770)	(1,686,229)	(1,651,827)	(1,651,827)
Accumulated (deficit) income, current year	(837,970)	(22,459)	34,402	106	98
Accumulated comprehensive income		—	—	—	—

Total stockholders' deficit	(1,241,867)	(1,277,012)	(1,242,610)	(1,242,504)	(1,242,512)

TOTAL LIABILITIES AND STOCKHOLDERS' DEF	$190,590	$12,915	$1,896	$2,005	$1,997

Schedule of Disbursements by Company

2004

Monthly Payments	Operating Expenses				Payroll Expenses				Total Disbursements
Company Name	Q1, 2003	Q2, 2003	Q3, 2003	Q4, 2003	Q1, 2003	Q2, 2003	Q3, 2003	Q4, 2003
Rhythms NetConnections, Inc.	$12,025				$56,097				$68,122
Rhythms Links Inc.	$—								$—
Rhythms Links Virginia, Inc.	$—								$—
Rhythms Leasing	$—								$—
RCanada Inc.									$—

Total Disbursements	$12,025	$0	$0	$0	$56,097	$0	$0	$0	$68,122

Rhythms NetConnections

Schedule of Disbursements by Company

2003

Monthly Payments	Operating Expenses				Payroll Expenses				Total Disbursements
Company Name	Q1, 2003	Q2, 2003	Q3, 2003	Q4, 2003	Q1, 2003	Q2, 2003	Q3, 2003	Q4, 2003
Rhythms NetConnections, Inc.	$9,590,832	$661,067	$1,136,655	$6,761,546	$148,124	$26,353	$26,353	$26,353	$18,377,283
Rhythms Links Inc.	$—	$—							$—
Rhythms Links Virginia, Inc.	$—	$—							$—
Rhythms Leasing	$—	$—							$—
RCanada Inc.									$—

Total Disbursements	$9,590,832	$661,067	$1,136,655	$6,761,546	$148,124	$26,353	$26,353	$26,353	$18,377,283

Rhythms NetConnections, Inc

Statement of Cash Flow

(In Thousands)

	Year to date 31-Dec 2002	Quarter Ended 31-Dec 2003	Year-to-Date 31-Dec 2003	Month-to-date 31-Jan 2004	Month-to-date 29-Feb 2004	Period Ended 29-Feb 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net (Loss) Gain	$(22,459)	$31,927	$34,402	$106	$(8)	$98
Adjustments to reconcile net loss to net cash used for operating activities:
Loss on Liquidation of Assets	551	—	—	—	—
Asset impairment and valuation	—	—	—	—	—
Net change in working capital:
(Increase)Decrease in accounts, loans, interest, and other receivables, net	5,099	22	(14)	—	—
Decrease in prepaid expenses and other current assets	3,673	(31)	22	—	—
(Increase) Decrease in trust assets	2,627	—	—	—	—
Increase(Decrease) in accounts payable	17,371	(30,945)	(30,724)	3	—	$3
(Decrease) in accrued expenses and other current liabilities	(29,563)	(9)	(389)	—	—

Net cash provided by (used) for operating activities	(22,701)	964	3,297	109	(8)	101

Cash Flows from Investing Activities:
Purchases (maturities) of government securities and ST Investments	159,602	—	$3,807	$—	$—	$—
Proceeds from Liquidation of Assets	9,919	35	$9	$—	$—	$—

Net cash provided by (used for) investing activities	169,521	35	3,816	—	—	—

Cash Flows from Financing Activities:
Repayment per Plan of Reorganization	(143,024)	(5,909)	$(14,322)	$—	$—	$—

Net cash provided by (used for) financing activities	(143,024)	(5,909)	(14,322)	—	—	—

Net increase in cash and cash equivalents	3,796	(4,910)	(7,209)	109	(8)	101
Cash and cash equivalents at beginning of period	5,266	6,763	9,062	1,853	1,962	1,853

Cash and cash equivalents at end of period	$9,062	$1,853	$1,853	$1,962	$1,954	$1,954

Supplemental schedule of cash flow information:
Cash paid for interest	$—	$—	$—	$—	$—	$—

Rhythms NetConnections Inc.

Consolidated Statement of Operations

(In Thousands)

	Year-to-Date 31-Dec 2002	Quarter-to-Date 31-Dec 2003	Year-to-Date 31-Dec 2003	Month-to-date 31-Jan 2004	Month-to-date 29-Feb 2004	Period Ended 29-Feb 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Service and Installation Revenues	$—	$—	$—	$—	$—	$—
Sales Returns and Allowances

Service and installation, net	$—	$—	$—	$—	$—	$—

Cost of Services:
Network and service costs	$(31)	$—	$—	$—	$—	$—
Operating Expenses:
General and administrative	$7,534	$503	$1,716	$35	$33	$68

Total Cost of Operations	$7,503	$503	$1,716	$35	$33	$68

Loss from operations	$(7,503)	$(503)	$(1,716)	$(35)	$(33)	$(68)

Interest income	$1,345	$5	$28	$2	$2	$4
Interest expense (including amortized debt discount and issue costs)	$154	$—	$—	$—	$—	$—
Gains(Loss) on Liquidation of Assets	$2,482	$(35,778)	$(32,874)	$69	$(43)	$26
Gains(Loss) on Settlement of Bankruptcy Claims	$(18,937)	$(4,002)	$(3,172)	$—	$—	$—
Other income	$—	$—	$—	$—	$—	$—

Total other income (expense)	$(14,956)	$(39,775)	$(36,018)	$71	$(41)	$30

Net Income (Loss)	$(22,459)	$(40,278)	$(34,302)	$106	$(8)	$98

Rhythms NetConnections Inc.

Gross Wages Paid

4Q2003

Pay Period	Amount
Pay-period ending 10/03/03	$16,981
Pay-period ending 10/17/03	$9,372
Pay-period ending 10/31/03	9,372

Total October, 2003	$35,725

Pay-period ending 11/14/03	$9,372
Pay-period ending 11/28/03	16,981

Total November, 2003	$26,353

Pay-period ending 12/12/03	$9,372
Pay-period ending 12/26/03	16,981

Total December, 2003	$26,353

        All wage obligations are paid by the Debtor, Rhythms NetConnections Inc. No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

Rhythms NetConnections Inc.

Gross Wages Paid

1Q2004

Pay Period	Amount
Pay-period ending 1/9/03	$10,025
Pay-period ending 1/23/03	18,024

Total January, 2004	$28,049

Pay-period ending 2/6/03	$10,025
Pay-period ending 2/20/03	18,024

Total February, 2004	$28,049

        All wage obligations are paid by the Debtor, Rhythms NetConnections Inc. No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

Rhythms NetConnections Inc.

Schedule of Payroll Taxes

4Q03

Description	Payroll Tax Withheld	Payroll Tax Incurred	Payroll Tax Paid
FIT WITHHELD	4,070		4,070
MEDICARE WITHHELD	240		240
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	733		733	October 3, 2003
MEDICARE PAYABLE		240	240
OASDI PAYABLE		203	203
FIT WITHHELD	2,006		2,006
MEDICARE WITHHELD	131		131
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	394		394	October 17, 2003
MEDICARE PAYABLE		131	131
OASDI PAYABLE		203	203
FIT WITHHELD	2,006		2,006
MEDICARE WITHHELD	131		131
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	394		394	October 31, 2003
MEDICARE PAYABLE		131	131
OASDI PAYABLE		203	203
FIT WITHHELD	2,006		2,006
MEDICARE WITHHELD	203		203
OASDI WITHHELD	131		131
COLORADO SIT WITHHELD	394		394	November 14, 2003
MEDICARE PAYABLE		203	203
OASDI PAYABLE		131	131
FIT WITHHELD	4,070		4,070
MEDICARE WITHHELD	240		240
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	733		733	November 28, 2003
MEDICARE PAYABLE		240	240
OASDI PAYABLE		203	203
FIT WITHHELD	2,006		2,006
MEDICARE WITHHELD	131		131
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	394		394	December 12, 2003
MEDICARE PAYABLE		131	131
OASDI PAYABLE		203	203
FIT WITHHELD	4,070		4,070
MEDICARE WITHHELD	240		240
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	733		733	December 26, 2003
MEDICARE PAYABLE		240	240
OASDI PAYABLE		203	203

	26,672	2,663	29,334

Rhythms NetConnections Inc.

Schedule of Payroll Taxes

Description	Payroll Tax Withheld	Payroll Tax Incurred	Payroll Tax Paid
FIT WITHHELD	1,820		1,820
MEDICARE WITHHELD	131		131
OASDI WITHHELD	560		560
COLORADO SIT WITHHELD	222		222	January 9, 2004
MEDICARE PAYABLE		131	131
OASDI PAYABLE		560	560
FIT WITHHELD	3,744		3,744
MEDICARE WITHHELD	240		240
OASDI WITHHELD	1,025		1,025
COLORADO SIT WITHHELD	733		733	January 23, 2004
MEDICARE PAYABLE		240	240
OASDI PAYABLE		1,025	1,025
FIT WITHHELD	131		131
MEDICARE WITHHELD	560		560
OASDI WITHHELD	222		222
COLORADO SIT WITHHELD	528		528	February 6, 2004
MEDICARE PAYABLE		560	560
OASDI PAYABLE		222	222
FIT WITHHELD	3,744		3,744
MEDICARE WITHHELD	240		240
OASDI WITHHELD	1,025		1,025
COLORADO SIT WITHHELD	733		733	February 20, 2004
MEDICARE PAYABLE		240	240
OASDI PAYABLE		1,025	1,025

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  Exhibit 19.2